Exhibit 99.1

Datadog Announces Fourth Quarter and Full Year 2020 Results

February 11, 2021

Fourth quarter revenue grew 56% year-over-year to $178 million

Strong growth of larger customers, with 97 $1 million+ ARR customers, up from 50 a year ago

Announced an agreement to acquire Sqreen, a SaaS based security platform, and the acquisition of Timber Technologies, the makers of an observability data management product

Launched the general availability of Incident Management; enhanced Security with two new beta offerings

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its fourth quarter ended December 31, 2020.

“We are pleased with our strong results for the fourth quarter, which demonstrated continued high growth at scale.” said Olivier Pomel, co-founder and CEO of Datadog. “The quarter closes a strong year in which we generated 66% revenue growth and positive free cash flow. In a year filled with unique challenges, we are proud of our execution and business performance. We believe our already strong market position will only be strengthened longer-term by the pandemic, as the needs to be digital-first and agile are more prominent than ever.”

Pomel added, “We announced two acquisitions, Sqreen which will add application security to protect an increasingly exploited attack vector as we prioritize the build-out of our security offerings, and Timber technologies, a vendor-agnostic observability data pipeline. In 2020, we enhanced our positioning as the most complete and cloud-native end-to-end observability platform. But we are even more excited for what’s to come, and plan for meaningful continued investments to enhance our long-term positioning.”

Fourth Quarter 2020 Financial Highlights:

•	Revenue was $177.5 million, an increase of 56% year-over-year.
•	GAAP operating loss was ($8.9) million; GAAP operating margin was (5%).

•	Non-GAAP operating income was $18.1 million; non-GAAP operating margin was 10%.
•	GAAP net loss per diluted share was ($0.05); non-GAAP net income per diluted share was $0.06.
•	Operating cash flow was $23.8 million, with free cash flow of $16.6 million.
•	Cash, cash equivalents, restricted cash, and marketable securities were $1.5 billion as of December 31, 2020.

Full Year 2020 Financial Highlights:

•	Revenue was $603.5 million, an increase of 66% year-over-year.
•	GAAP operating loss was ($13.8) million; GAAP operating margin was (2%).
•	Non-GAAP operating income was $63.6 million; non-GAAP operating margin was 11%.
•	GAAP net loss per diluted share was ($0.08); non-GAAP net income per diluted share was $0.22.
•	Operating cash flow was $109.1 million, with free cash flow of $83.2 million.

Fourth Quarter & Recent Business Highlights:

•

As of December 31, 2020, we had 97 customers with ARR of $1 million or more, an increase of 94% from 50 as of December 31, 2019. As of December 31, 2020, we had 1,253 customers with ARR of $100,000 or more, an increase of 46% from 858 as of December 31, 2019.

•

Announced an agreement to acquire Sqreen, a SaaS based security platform that enables enterprises to detect, block and respond to application level attacks. Sqreen’s proven application security management platform provides Runtime Application Self-Protection (RASP) and in-app web application firewall (WAF) that is already used by hundreds of development, operations and security teams in production to detect and block code level exploits while allowing legitimate traffic. The addition of Sqreen’s capabilities will provide development, security and operations teams a unified platform to deliver and manage secure and resilient applications.

•

Announced the acquisition of Timber Technologies, the developers of Vector, a vendor-agnostic and high-performance observability data pipeline. With Vector, customers can collect, enrich, and transform logs, and other signals across multiple tools and data sources, in both on-premises and cloud environments, and route this data to the destination of their choice. We expect this technology to further empower our customers to control their observability data, while providing broader points of entry to our platform.

•

Launched the general availability of Incident Management, which allows users to declare incidents, investigate root cause and dependencies, collaborate around a shared view of the incident, follow to resolution, and auto-generate post-mortem documentations, all within the Datadog platform.

•

Enhanced our security solutions with the beta introductions of Runtime Security and Threat Intelligence. Runtime Security extends the data sources used for threat detection from logs to infrastructure and workload data. Threat Intelligence complements existing out-of-the-box detection rules and security signals, by using turn-key threat intelligence feeds curated by specialized threat intelligence partners.

•

Introduced Log Rehydration™, part of our Logging without Limits™ feature set. This feature allows customers to efficiently archive all logs, and later easily pull archived logs back into the Datadog platform to analyze and investigate old events.

•

Delivered additional product innovations and integrations, including enhanced Live Containers functionality to provide a multidimensional look into Kubernetes workloads, expansion of Network Performance Monitoring (NPM) to monitor Windows hosts, expanded capabilities to correlate user sessions with backend applications traces, automated root cause analysis with Watchdog RCA, and the ability to share Datadog dashboards securely outside the organization, as well as new or enhanced integrations with AWS Network Firewall, Azure Monitor, Azure Stack HCI with Datadog, GitHub, MarkLogic, Microsoft 365 audit logs, Oracle Cloud Infrastructure Logging, Snyk, Twilio, and VMware Tanzu Application Service.

•

Along with Amazon’s AWS re:Invent Conference, announced support for Amazon EKS Distro, the ability to monitor Amazon EC2 Mac Instances, integration between Datadog Compliance Monitoring and the AWS Well-Architected Tool, and the ability to monitor AWS Lambda functions deployed using container images.

First Quarter and Full Year 2021 Outlook:

Based on information as of today, February 11, 2021, Datadog is providing the following guidance:

•	First Quarter 2021 Outlook:
o	Revenue between $185 million and $187 million.
o	Non-GAAP operating income between $8.0 million and $10.0 million.
o	Non-GAAP net income per share between $0.02 and $0.03, assuming approximately 345 million weighted average diluted shares outstanding.
•	Full Year 2021 Outlook:
o	Revenue between $825 million and $835 million.

o	Non-GAAP operating income between $35 and $45 million.
o	Non-GAAP net income per share between $0.10 and $0.14, assuming approximately 348 million weighted average shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:

•	What: Datadog financial results for the fourth quarter of 2020 and outlook for the first quarter and the full year of 2021
•	When: Feb 11, 2021 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time)
•

Dial in: To access the call in the U.S., please dial (844) 873-9663, and for international callers, please dial (602) 563-8494. Callers may provide confirmation number 8346209 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: https://investors.datadoghq.com (live and replay)
•

Replay: Following the completion of the call through 11:59 PM Eastern Time on February 18, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 8346209.

About Datadog

Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the impact of the COVID-19 pandemic on digital transformation and cloud migration trends and the ability of Datadog to benefit from these trends, Datadog’s strategy, partnerships, investments and long-term opportunity, and Datadog’s future financial performance, including its outlook for the first quarter and full year 2021. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully manage our growth; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoingCOVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.  These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 12, 2020. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings and reports that we may file from time to time with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures

Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin  and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5) amortization of debt discount and issuance costs. Datadog defines free cash flow as Net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.

Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.

Amortization of debt discount and issuance costs. In May 2020, Datadog issued $747.5M of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. The effective interest rate of the convertible senior notes was approximately 5.97%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.

We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR is defined as the revenue run-rate of subscription agreements from all customers for the last month of the period, including committed amounts and any additional usage. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Revenue	$177,531	$113,644	$603,466	$362,780
Cost of revenue (1)(2)(4)	40,856	25,724	130,197	88,949
Gross profit	136,675	87,920	473,269	273,831
Operating expenses:
Research and development (1)(3)(4)	67,698	35,894	210,626	111,425
Sales and marketing (1)(3)(4)	60,034	41,596	213,660	146,657
General and administrative (1)(3)(4)	17,881	12,696	62,756	35,889
Total operating expenses	145,613	90,186	487,042	293,971
Operating loss	(8,938)	(2,266)	(13,773)	(20,140)
Other (expense) income, net:
Interest expense (5)	(13,010)	(32)	(30,434)	(32)
Interest income and other income, net	6,781	3,550	21,985	4,196
Other (expense) income, net	(6,229)	3,518	(8,449)	4,164
Loss before provision for income taxes	(15,167)	1,252	(22,222)	(15,976)
Provision for income taxes	(993)	(361)	(2,325)	(734)
Net (loss) income	$(16,160)	$891	$(24,547)	$(16,710)
Net income (loss) per share - basic	$(0.05)	$0.00	$(0.08)	$(0.12)
Net income (loss) per share - diluted	$(0.05)	$0.00	$(0.08)	$(0.12)
Weighted average shares used in calculating net income (loss) per share:
Basic	304,057	294,515	300,350	139,873
Diluted	304,057	327,333	300,350	139,873

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$627	$210	$1,794	$582
Research and development	13,285	4,263	38,008	7,972
Sales and marketing	6,784	2,262	20,467	5,538
General and administrative	4,068	2,283	14,105	4,942
Total	$24,764	$9,018	$74,374	$19,034

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$275	$221	$943	$752
Total	$275	$221	$943	$752

(3) Includes non-cash benefit related to tax adjustment as follows:
Research and development	$—	$—	$(2,729)	$(2,344)
Sales and marketing	—	—	(449)	(397)
General and administrative	—	—	(2,383)	(2,266)
	$—	$—	$(5,561)	$(5,007)

(4) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$33	$—	$187	$—
Research and development	959	896	2,836	1157
Sales and marketing	742	5	3,756	284
General and administrative	287	—	839	19
Total	$2,021	$901	$7,618	$1,460

(5) Includes amortization of debt discount and issuance costs as follows:
Interest expense	$8,181	$—	$18,727	$—

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$224,927	$597,297
Marketable securities	1,292,532	176,674
Accounts receivable, net of allowance for credit losses of $2,468 and $817 as of December 31, 2020 and December 31, 2019, respectively	163,359	102,394
Deferred contract costs, current	13,638	8,346
Prepaid expenses and other current assets	23,624	19,231
Total current assets	1,718,080	903,942
Property and equipment, net	47,197	32,749
Operating lease assets	57,829	53,002
Goodwill	17,609	9,058
Intangible assets, net	2,069	1,435
Deferred contract costs, non-current	26,750	17,409
Restricted cash	3,784	3,456
Other assets	16,967	16,990
TOTAL ASSETS	$1,890,285	$1,038,041

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,342	$15,429
Accrued expenses and other current liabilities	55,351	38,746
Operating lease liabilities, current	16,326	11,916
Deferred revenue, current	204,825	134,148
Total current liabilities	297,844	200,239
Operating lease liabilities, non-current	51,433	48,510
Convertible senior notes, net	575,864	—
Deferred revenue, non-current	3,450	4,340
Other liabilities	4,262	2,611
Total liabilities	932,853	255,700

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	1,103,305	905,821
Accumulated other comprehensive income	2,287	133
Accumulated deficit	(148,163)	(123,616)
Total stockholders’ equity	957,432	782,341
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,890,285	$1,038,041

Condensed Consolidated Statements of Cash Flow

(In thousands; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,160)	$891	$(24,547)	$(16,710)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,083	3,594	15,450	12,370
Amortization of discounts or premiums on marketable securities	4,409	12	9,753	12
Amortization of debt discount and issuance costs	8,181	—	18,727	—
Amortization of deferred contract costs	3,099	1,712	10,447	5,400
Stock-based compensation, net of amounts capitalized	24,764	9,018	74,374	19,034
Non-cash lease expense	4,056	3,360	14,060	11,763
Allowance for credit losses on accounts receivable	627	360	3,283	1,195
Loss on disposal of property and equipment	6	266	10	708
Changes in operating assets and liabilities:
Accounts receivable, net	(42,995)	(15,286)	(64,248)	(47,510)
Deferred contract costs	(9,276)	(9,252)	(25,080)	(20,146)
Prepaid expenses and other current assets	2,418	(570)	(4,403)	(10,046)
Other assets	1,573	(6)	968	(8,486)
Accounts payable	133	(1,729)	6,539	2,484
Accrued expenses and other liabilities	(2,914)	8,366	3,970	6,376
Deferred revenue	41,824	16,694	69,788	67,790
Net cash provided by operating activities	23,828	17,430	109,091	24,234
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(317,499)	(176,639)	(1,794,562)	(176,639)
Maturities of marketable securities	238,054	—	506,554	—
Proceeds from sale of marketable securities	77,930	—	163,630	—
Purchases of property and equipment	(1,079)	(3,502)	(5,415)	(13,315)
Capitalized software development costs	(6,097)	(3,070)	(20,468)	(10,128)
Cash paid for acquisition of businesses; net of cash acquired	—	(2,138)	(2,363)	(2,138)
Net cash used in investing activities	(8,691)	(185,349)	(1,152,624)	(202,220)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,631	593	15,985	7,899
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	—	(2,342)	(421)	706,317
Proceeds for issuance of common stock under the employee stock purchase plan	7,490	—	15,170	—
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	(63)	—	(1,040)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	730,207	—
Purchase of capped call related to convertible senior notes	—	—	(89,625)	—
Net cash (used in) provided by financing activities	11,058	(1,749)	670,276	714,216

Effect of exchange rate changes on cash, cash equivalents and restricted cash	386	(70)	779	(21)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	26,581	(169,738)	(372,478)	536,209
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	202,130	770,927	601,189	64,980
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$228,711	$601,189	$228,711	$601,189

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$224,927	$597,297	$224,927	$597,297
Restricted cash – Including amounts in prepaid expense and other current assets and other assets	3,784	3,892	3,784	3,892
Total cash, cash equivalents and restricted cash	$228,711	$601,189	$228,711	$601,189

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$136,675	$87,920	$473,269	$273,831
Plus: Stock-based compensation expense	627	210	1,794	582
Plus: Amortization of acquired intangibles	275	221	943	752
Plus: Employer payroll taxes on employee stock transactions	33	—	187	—
Non-GAAP gross profit	$137,610	$88,351	$476,193	$275,165
GAAP gross margin	77%	77%	78%	75%
Non-GAAP gross margin	78%	78%	79%	76%

Reconciliation of operating expenses
GAAP research and development	$67,698	$35,894	$210,626	$111,425
Less: Stock-based compensation expense	(13,285)	(4,263)	(38,008)	(7,972)
Plus: Non-cash benefit related to tax adjustment	—	—	2,729	2,344
Less: Employer payroll taxes on employee stock transactions	(959)	(896)	(2,836)	(1,157)
Non-GAAP research and development	$53,454	$30,735	$172,511	$104,640

GAAP sales and marketing	$60,034	$41,596	$213,660	$146,657
Less: Stock-based compensation expense	(6,784)	(2,262)	(20,467)	(5,538)
Plus: Non-cash benefit related to tax adjustment	—	—	449	397
Less: Employer payroll taxes on employee stock transactions	(742)	(5)	(3,756)	(284)
Non-GAAP sales and marketing	$52,508	$39,329	$189,886	$141,232

GAAP general and administrative	$17,881	$12,696	$62,756	$35,889
Less: Stock-based compensation expense	(4,068)	(2,283)	(14,105)	(4,942)
Plus: Non-cash benefit related to tax adjustment	—	—	2,383	2,266
Less: Employer payroll taxes on employee stock transactions	(287)	—	(839)	(19)
Non-GAAP general and administrative	$13,526	$10,413	$50,195	$33,194

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(8,938)	$(2,266)	$(13,773)	$(20,140)
Plus: Stock-based compensation expense	24,764	9,018	74,374	19,034
Plus: Amortization of acquired intangibles	275	221	943	752
Less: Non-cash benefit related to tax adjustment	—	—	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	2,021	901	7,618	1,460
Non-GAAP operating income (loss)	$18,122	$7,874	$63,601	$(3,901)
GAAP operating margin	-5%	-2%	-2%	-6%
Non-GAAP operating margin	10%	7%	11%	-1%

Reconciliation of net income (loss)
GAAP net income (loss)	$(16,160)	$891	$(24,547)	$(16,710)
Plus: Stock-based compensation expense	24,764	9,018	74,374	19,034
Plus: Amortization of acquired intangibles	275	221	943	752
Less: Non-cash benefit related to tax adjustment	—	—	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	2,021	901	7,618	1,460
Plus: Amortization of debt discount and issuance costs	8,181	—	18,727	—
Non-GAAP net income (loss)	$19,081	$11,031	$71,554	$(471)
Net income (loss) per share - basic	$0.06	$0.04	$0.24	$(0.00)
Net income (loss) per share - diluted	$0.06	$0.03	$0.22	$(0.00)
Shares used in non-GAAP per share calculations:
Basic	304,057	294,515	300,350	139,873
Diluted	334,459	327,333	331,941	139,873

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$23,828	$17,430	$109,091	$24,234
Less: Purchases of property and equipment	(1,079)	(3,502)	(5,415)	(13,315)
Less: Capitalized software development costs	(6,097)	(3,070)	(20,468)	(10,128)
Free cash flow	$16,652	$10,858	$83,208	$791

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